CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     We consent to the use of our report, dated January 31, 1996, on the annual financial statements and financial highlights of The Kaufmann Fund, Inc., which is included in Part A and Part B in Post Effective Amendment No. 45 to the Registration Statement under the Securities Act of 1933 and included in the Prospectus and Statement of Additional Information, as specified, and to the reference made to us under the caption "Independent Auditors" in the Statement of Additional Information.


Abington, Pennsylvania                            SANVILLE & COMPANY
February 8, 1996                                  Certified Public
Accountants